UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

INTERCONTINENTAL EXCHANGE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 15, 2020

On March 26, 2020, Intercontinental Exchange, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 15, 2020 at 8:30 a.m. (Eastern Time). The following information supplements and relates to that proxy statement.

On April 28, 2020, the Company issued a press release announcing that the Annual Meeting will be changed from an in-person meeting to a virtual format, to be conducted exclusively online, and providing information as to how stockholders can attend and participate in the Annual Meeting. This supplement should be read in conjunction with the proxy statement.

Press Release

Intercontinental Exchange to Hold Virtual 2020 Annual Meeting of Stockholders

ATLANTA & NEW YORK, April 28, 2020 – Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of data and listings services, announced today that, due to the public health impact of the coronavirus (COVID-19) pandemic and to prioritize the health and well-being of its employees, stockholders and community, ICE’s 2020 Annual Meeting of Stockholders (“Annual Meeting”) has been changed from an in-person meeting to a virtual format only. The original date and time of the Annual Meeting, as well as the items of business to be addressed at the Annual Meeting, remain unchanged. Stockholders, however, will not be able to attend the Annual Meeting in person.

The details for the virtual meeting are:

Virtual Meeting Date: Friday, May 15, 2020

Virtual Meeting Time: 8:30 a.m. (EDT)

Virtual Meeting Link: www.virtualshareholdermeeting.com/ICE2020

Stockholders of record at the close of business on March 17, 2020, will be able to participate in the virtual meeting, vote shares electronically, and submit questions during the live webcast of the meeting by using the instructions on the virtual meeting website. All stockholders will need their assigned 16-digit control number to vote or ask questions; the control number can be found on the proxy card, voting instruction form, or other previously-received notices. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or ask questions during the virtual event.

Whether or not stockholders plan to attend the virtual meeting, all stockholders are encouraged to vote their shares in advance through www.proxyvote.com, toll-free phone number, or mail, as communicated in the previously-distributed proxy materials for the Annual Meeting. While voting in advance is not necessary, it will ensure stockholder representation at the meeting. Stockholders may still vote during the virtual meeting. Stockholders will not receive a new proxy card reflecting the change to a virtual meeting.

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company is the premier venue for raising capital in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key information Documents (KIDS)”.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Statements in this press release regarding ICE’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 6, 2020.

SOURCE: Intercontinental Exchange

ICE- CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@theice.com

media@theice.com